      As filed with the Securities and Exchange Commission on May 5, 2000

                                                      Registration No. 333-30758
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                            AMENDMENT NO. 6 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                            PARADIGM GENETICS, INC.
             (Exact name of Registrant as specified in our charter)

                               -----------------

            Delaware                              8731                            56-2047837
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification Number)

                              104 Alexander Drive
                  Research Triangle Park, North Carolina 27709
                                 (919) 425-3000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               -----------------

                              John A. Ryals, Ph.D.
                     Chief Executive Officer and President
                            Paradigm Genetics, Inc.
                              104 Alexander Drive
                  Research Triangle Park, North Carolina 27709
                                 (919) 425-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:

 Jeffrey M. Wiesen, Esq.      Henry P. Nowak, Esq.     David W. Pollak, Esq.
 Peter S. Lawrence, Esq.       Vice President and    Stephanie M. Gulkin, Esq.
   Mintz, Levin, Cohn,          General Counsel       Morgan, Lewis & Bockius
         Ferris,            Paradigm Genetics, Inc.             LLP
  Glovsky and Popeo, P.C      104 Alexander Drive         101 Park Avenue
   One Financial Center      Research Triangle Park      New York, NY 10178
     Boston, MA 02111         North Carolina 27709         (212) 309-6000
      (617) 542-6000             (919) 425-3000

                               -----------------

                Approximate date of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [_]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [_]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement number for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                               -----------------


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

     SEC Registration Fee........................................... $   28,830
     Nasdaq National Market Listing Fee.............................     95,000
                                                                     ----------
     NASD Filing Fee................................................     11,420
                                                                     ----------
     Printing and Engraving Fees....................................    150,000
                                                                     ----------
     Legal Fees and Expenses........................................    375,000
                                                                     ----------
     Accounting Fees and Expenses...................................    315,000
                                                                     ----------
     Blue Sky Fees and Expenses.....................................      7,500
                                                                     ----------
     Transfer Agent and Registrar Fees..............................      7,500
                                                                     ----------
     Miscellaneous..................................................      9,750
                                                                     ----------
         Total...................................................... $1,000,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers.

     Upon completion of the offering, our restated certificate of incorporation will provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of Paradigm Genetics, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our restated certificate of incorporation will provide that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification. If we do not pay a proper claim for indemnification in full within 60 days after we receive a written claim for such indemnification, our bylaws authorize the claimant to bring an action against us and prescribes what constitutes a defense to such action.

     Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article Tenth of our amended and restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

   . from any breach of the director's duty of loyalty to us or our stockholders;

   . from acts or omissions that the director knew at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation;

   .  under Section 174 of the Delaware General Corporation Law; and

   . from any transaction from which the director derived an improper personal benefit.

     We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.

     Additionally, reference is made to the Underwriting Agreement filed as
Exhibit 1.1 hereto, which provides for indemnification by the underwriters of Paradigm, our directors and officers who sign the Registration Statement and persons who control Paradigm, under certain circumstances.

Item 15. Recent Sales of Unregistered Securities.

     In the three years preceding the filing of this Registration Statement, we have sold the following securities that were not registered under the Securities Act.

     (a) Issuances of Capital Stock and Warrants

     The sale and issuance of the securities described in paragraphs (1) through (12) below were deemed to be exempt from registration under the Securities Act by virtue of Section 4(2) or Regulation D promulgated thereunder.

     (1) On September 9, 1997, we issued 4,400 shares of common stock the founders of the Company for $1.00 per share.

     (2) On February 12, 1998, we issued a common stock dividend of 851.2727 shares for each issued and outstanding share of common stock.

     (3) On February 12, 1998, we sold and issued a total of 4,625,000 shares of Series A Preferred Stock for $0.80 per share to two investors in a private placement. Each share of Series A Preferred Stock is convertible into one share of our common stock.

     (4) On February 12, 1998, we issued warrants to purchase an aggregate of 437,500 shares of our Series A Preferred Stock at an exercise price of $0.80 per share to two investors.

     (5) On February 12, 1998, we issued 375,000 shares of Series A Preferred Stock in exchange for the cancellation of notes payable of $300,000.

     (6) On March 6, 1998, we issued a total of 62,500 shares of Series A Preferred Stock in exchange for the cancellation of convertible debt of $50,000.

     (7) On May 29, 1998, we sold and issued a total of 2,500,000 shares of Series A Preferred Stock for $0.80 per share to two investors in a private placement.

     (8) On March 12, 1999, we sold and issued a total of 2,790,698 shares of Series B Preferred Stock for $2.15 per share to four investors in a private placement. Each share of our Series B Preferred Stock is convertible into one share of our common stock.

     (9) On July 20, 1999, we issued warrants to purchase an aggregate of 116,279 shares of common stock at an exercise price of $2.15 per share to one investor.

     (10) On July 27, 1999, we issued warrants to purchase an aggregate of 150,000 shares of common stock at an exercise price of $3.00 per share to one investor.

     (11) On January 19, 2000, we issued warrants to purchase an aggregate of 60,000 shares of common stock at an exercise price of $5.00 per share to one investor.

     (12) On January 21, 2000, we sold and issued a total of 3,000,000 shares of Series C Convertible Preferred Stock for $5.00 per share to five investors in a private placement. Each share of our Series C Convertible Preferred Stock is convertible into one share of our common stock.

     (b) Certain Grants and Exercises of Stock Options

     The sale and issuance of the securities described below were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

     Pursuant to our 1998 Stock Option Plan, we have issued options to purchase an aggregate of 3,502,132 shares of common stock. Of these options:

   . options to purchase 156,313 shares of common stock have been canceled or lapsed without being exercised;

   . options to purchase 1,859,177 shares of common stock have been exercised; and

   . options to purchase a total of 1,486,642 shares of common stock are currently outstanding, at a weighted average exercise price of $2.53 per share.

     Pursuant to our 2000 Stock Option Plan, we have issued options to purchase an aggregate of 14,261 shares of common stock. Of these options:

   . options to purchase 0 shares of common stock have been canceled or lapsed without being exercised;

   .  options to purchase 0 shares of common stock have been exercised; and

   . options to purchase a total of 14,261 shares of common stock are currently outstanding at an exercise price per share equal to the initial public offering price.

Item 16. Exhibits and Financial Statement Schedules.

     (a) Exhibits

 Exhibit
 Number                          Description of Exhibit
 -------                         ----------------------
   **1.1 Form of Underwriting Agreement
   **2.1 Plan and Agreement of Merger between Paradigm Genetics, Inc., a North
         Carolina corporation and Paradigm Genetics, Inc., a Delaware corporation

   Exhibit
    Number                          Description of Exhibit
   -------                          ----------------------
   **3.1      Restated Articles of Incorporation of the Registrant - North
              Carolina
   **3.1.1    Certificate of Incorporation of the Registrant - Delaware
   **3.1.2    Certificate of Amendment of the Certificate of Incorporation of
              the Registrant - Delaware
   **3.1.3    Certificate of Retirement and Elimination of Series A Preferred
              Stock, Series B Preferred Stock and Series C Preferred Stock of
              the Registrant - Delaware - to be filed upon completion of this offering
   **3.2      Restated Certificate of Incorporation of the Registrant -
              Delaware - to be filed upon completion of this offering
   **3.3      By-laws of the Registrant - North Carolina
   **3.3.1    By-laws of the Registrant - Delaware
   **3.4      Amended and Restated By-laws of the Registrant - Delaware - to be effective upon completion of this offering
   **4.1      Form of Common Stock Certificate
   **5.1      Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. -
              Superceded.
   5.2        Superceding Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and
              Popeo, P.C.
   **10.1     Registrant's 1998 Stock Option Plan
   **10.2     Founder Employment Agreement, dated February 12, 1998, between the Registrant and John A. Ryals
   **10.3     Founder Employment Agreement, dated February 12, 1998, between the Registrant and Scott J. Uknes
   **10.4     Founder Proprietary Information and Inventions Agreement, dated
              February 12, 1998, between the Registrant and John A. Ryals
   **10.5     Founder Proprietary Information and Inventions Agreement, dated
              February 12, 1998, between the Registrant and Scott Uknes
   **10.6     Amended and Restated Registration Rights Agreement, dated January
              21, 2000, between the Registrant and certain Founders and
              Investors
    **10.6.1  First Amendment to the Amended and Restated Registration Rights
              Agreement between the Registrant and certain Investors and
              Founders
   +**10.7    Agreement by and between Bayer AG and the Registrant dated
              September 22, 1998, as amended
   +**10.8    Collaboration Agreement, dated November 17, 1999, by and between
              The Monsanto Company and the Registrant
    **10.9    Founder Employment Agreement, dated February 12, 1998, between the Registrant and Jorn Gorlach
    **10.10   Founder Employment Agreement, dated February 12, 1998, between the Registrant and Sandy J. Stewart
    **10.11   Founder Proprietary Information and Inventions Agreement, dated
              February 12, 1998, between the Registrant and Jorn Gorlach
    **10.12   Founder Proprietary Information and Inventions Agreement, dated
              February 12, 1998, between the Registrant and Sandy J. Stewart
    **10.13   Founder Stock Repurchase and Vesting Agreement, dated February
              12, 1998, between the Registrant and John A. Ryals
    **10.13.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
              between the Registrant and John A. Ryals
    **10.14   Founder Stock Repurchase and Vesting Agreement, dated February
              12, 1998, between the Registrant and Jorn Gorlach
    **10.14.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
              between the Registrant and Jorn Gorlach
    **10.15   Founder Stock Repurchase and Vesting Agreement, dated February
              12, 1998, between the Registrant and Sandy J. Stewart
    **10.15.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
              between the Registrant and Sandy J. Stewart

   Exhibit
    Number                          Description of Exhibit
   -------                          ----------------------
    **10.16   Founder Stock Repurchase and Vesting Agreement, dated February
              12, 1998, between the Registrant and Scott Uknes
    **10.16.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
              between the Registrant and Scott Uknes
    **10.17   Employment Agreement between the Registrant and Ian Howes dated
              January 14, 1999
    **10.18   Employment Agreement between the Registrant and Henry Nowak dated
              May 18, 1998
    **10.19   Employment Agreement between the Registrant and John Hamer dated
              October 4, 1998
    **10.20   Agreement of Sublease, dated September 18, 1998, between the
              Registrant and Integrated Energy Services
    **10.21   Sublease Amendment Agreement and Assignment of Lease between the
              Registrant and Integrated Energy Services
    **10.22   Lease, dated September 7, 1999, as amended between the Registrant and Parker-Raleigh Development XXXII, Limited Partnership
  **10.23     Agreement of Lease between the Registrant and Triangle Service
              Center, Inc.
  **10.24     Amendment of Lease between the Registrant and Triangle Service
              Center, Inc.
  **10.25     Lease Agreement between the Registrant and ARE-104 Alexander Road
              LLC dated July 27, 1999
  **10.25.1   Amended and Restated Lease Agreement, dated April 2000 between the Registrant and ARE-104 Alexander Road LLC
  **10.25.2   Lease Agreement dated April 2000 between the Registrant and ARE-
              104 Alexander Road LLC
  **10.26     Work Letter Agreement, dated July 27, 1999, between the
              Registrant and ARE-104 Alexander Road LLC
  **10.27     Cost Sharing Agreement, dated July 27, 1999, between the
              Registrant and ARE-104 Alexander Road LLC
  **10.28     Memorandum of Lease Agreement, dated July 27, 1999, between the
              Registrant and ARE-104 Alexander Road LLC
  **10.29     Tenant Certificate and Agreement, dated January 11, 2000, between the Registrant and ING Investment Management, LLC
  **10.30     Master Loan and Security Agreement, dated May 13, 1998, between the Registrant and Transamerica Business Credit Corporation.
  **10.31     Loan and Security Agreement, dated July 20, 1999, between the
              Registrant and Transamerica Business Credit Corporation
  **10.32     Intellectual Property Security Agreement, dated July 20, 1999, between the Registrant and Transamerica Business Credit
              Corporation
  **10.33     Promissory Note, dated July 23, 1999, issued by the Registrant to
              Transamerica Business Credit Corporation
  **10.34     Master Loan and Security Agreement, dated June 18, 1998, between the Registrant and Oxford Venture Leasing LLC
  **10.35     Equipment Schedule No. 1 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC
  **10.36     Equipment Schedule No. 2 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC
  **10.37     Equipment Schedule No. 3 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC
  **10.38     Equipment Schedule No. 4 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC
  **10.39     Equipment Schedule No. 5 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC
  **10.40     Equipment Schedule No. 6 to Master Loan and Security Agreement
              between the Registrant and Oxford Venture Leasing LLC

  Exhibit
   Number                          Description of Exhibit
  -------                          ----------------------
  **10.41   Equipment Schedule No. 7 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.42   Acknowledgment of Assignment of Loan, dated December 7, 1999, by
            Oxford Venture Finance Leasing LLC
  **10.43   Warrant to Purchase Common Stock, dated July 27, 1999, issued by the Registrant to ARE-104 Alexander Road LLC
  **10.43.1 First Amendment to Warrant to ARE-104 Alexander Road LLC
  **10.44   Warrant to Purchase Common Stock, dated July 20, 1999, issued by the Registrant to TBCC Funding Trust II
  **10.45   Warrant to Purchase Common Stock, dated January 19, 2000, issued by the Registrant to ARE-104 Alexander Road LLC, and Escrow Agreement
  **10.45.1 First Amendment to Warrant to ARE-104 Alexander Road LLC
  **10.46   Warrants to Intersouth Partners III, LP and Intersouth Partners IV,
            LP dated February 12, 1998
  **10.46.1 First Amendments to Warrants to Intersouth Partners III, LP and
            Intersouth Partners IV, LP
  **10.47   Warrant to Innotech Investments Limited dated February 12, 1998
  **10.47.1 First Amendment to Warrant to Innotech Investments Limited
  **10.48   2000 Employee, Director and Consultant Stock Option Plan
  **10.49   2000 Employee Stock Purchase Plan
  23.1      Consent of PricewaterhouseCoopers LLP
  **23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see
            Exhibit 5.1)
  **24.1    Powers of Attorney
  **27      Financial Data Schedule--1997 and 1998
  **27.1    Financial Data Schedule--1999

------------------
** Previously filed with the SEC.
 + Confidential Treatment requested as to certain provisions, which portions have been omitted and filed separately with the SEC.

     Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17. Undertakings

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on May 5, 2000.

                                          PARADIGM GENETICS, INC.

                                          By: /s/ John A. Ryals
                                            -----------------------------------
                                             John A. Ryals
                                             Chief Executive Officer and
                                             President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 6 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

              Signature                          Title                   Date
-------------------------------------- -------------------------- -------------------
          /s/ John A. Ryals            Chief Executive Officer,       May 5, 2000
______________________________________  President and Director
            John A. Ryals               (principal executive
                                        officer)
          /s/ Ian A.W. Howes           Vice President of Finance      May 5, 2000
______________________________________  and Chief Financial
            Ian A.W. Howes              Officer (principal
                                        financial and accounting
                                        officer)
                *                      Director                       May 5, 2000
______________________________________
          G. Steven Burrill
                *                      Director                       May 5, 2000
______________________________________
           Dennis Dougherty
                *                      Director                       May 5, 2000
______________________________________
           Terrance McGuire

              Signature                          Title                   Date
-------------------------------------- -------------------------- -------------------
                  *                    Director                       May 5, 2000
______________________________________
           Michael Summers
                  *                    Director                       May 5, 2000
______________________________________
            Robert Goodman
                  *                    Director                       May 5, 2000
______________________________________
             Henri Zinsli

* By executing his name hereto on May 5, 2000, John A. Ryals is signing this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

     /s/ John A. Ryals
  By:
   ----------------------------
          John A. Ryals
        Attorney-in-fact

                                 EXHIBIT INDEX

  Exhibit
   Number                          Description of Exhibit
  -------                          ----------------------
  **1.1     Form of Underwriting Agreement
  **2.1     Plan and Agreement of Merger between Paradigm Genetics, Inc., a
            North Carolina corporation and Paradigm Genetics, Inc., a Delaware corporation
  **3.1     Restated Articles of Incorporation of the Registrant - North
            Carolina
  **3.1.1   Certificate of Incorporation of the Registrant - Delaware
  **3.1.2   Certificate of Amendment of the Certificate of Incorporation of the
            Registrant - Delaware
  **3.1.3   Certificate of Retirement and Elimination of Series A Preferred
            Stock, Series B Preferred Stock and Series C Preferred Stock of the
            Registrant - Delaware - to be filed upon completion of this offering
  **3.2     Restated Certificate of Incorporation of the Registrant - Delaware
            - to be filed upon completion of this offering
  **3.3     By-laws of the Registrant - North Carolina
  **3.3.1   By-laws of the Registrant - Delaware
  **3.4     Amended and Restated By-laws of the Registrant - Delaware - to be effective upon completion of this offering
  **4.1     Form of Common Stock Certificate
  **5.1     Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. -
            Superceded
  5.2       Superceding Opinion of Mintz, Lenn, Cohn, Ferris, Glovsky and
            Popeo, P.C.
  **10.1    Registrant's 1998 Stock Option Plan
  **10.2    Founder Employment Agreement, dated February 12, 1998, between the
            Registrant and John A. Ryals
  **10.3    Founder Employment Agreement, dated February 12, 1998, between the
            Registrant and Scott J. Uknes
  **10.4    Founder Proprietary Information and Inventions Agreement, dated
            February 12, 1998, between the Registrant and John A. Ryals
  **10.5    Founder Proprietary Information and Inventions Agreement, dated
            February 12, 1998, between the Registrant and Scott Uknes
  **10.6    Amended and Restated Registration Rights Agreement, dated January
            21, 2000, between the Registrant and certain Founders and Investors
  **10.6.1  First Amendment to the Amended and Restated Registration Rights
            Agreement between the Registrant and certain Investors and Founders
 +**10.7    Agreement by and between Bayer AG and the Registrant dated
            September 22, 1998, as amended
 +**10.8    Collaboration Agreement, dated November 17, 1999, by and between
            The Monsanto Company and the Registrant
  **10.9    Founder Employment Agreement, dated February 12, 1998, between the
            Registrant and Jorn Gorlach
  **10.10   Founder Employment Agreement, dated February 12, 1998, between the
            Registrant and Sandy J. Stewart
  **10.11   Founder Proprietary Information and Inventions Agreement, dated
            February 12, 1998, between the Registrant and Jorn Gorlach
  **10.12   Founder Proprietary Information and Inventions Agreement, dated
            February 12, 1998, between the Registrant and Sandy J. Stewart
  **10.13   Founder Stock Repurchase and Vesting Agreement, dated February 12,
            1998, between the Registrant and John A. Ryals
  **10.13.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
            between the Registrant and John A. Ryals
  **10.14   Founder Stock Repurchase and Vesting Agreement, dated February 12,
            1998, between the Registrant and Jorn Gorlach

  Exhibit
   Number                          Description of Exhibit
  -------                          ----------------------
  **10.14.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
            between the Registrant and Jorn Gorlach
  **10.15   Founder Stock Repurchase and Vesting Agreement, dated February 12,
            1998, between the Registrant and Sandy J. Stewart
  **10.15.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
            between the Registrant and Sandy J. Stewart
  **10.16   Founder Stock Repurchase and Vesting Agreement, dated February 12,
            1998, between the Registrant and Scott Uknes
  **10.16.1 Amendment to the Founder Stock Repurchase and Vesting Agreement
            between the Registrant and Scott Uknes
  **10.17   Employment Agreement between the Registrant and Ian Howes dated
            January 14, 1999
  **10.18   Employment Agreement between the Registrant and Henry Nowak dated
            May 18, 1998
  **10.19   Employment Agreement between the Registrant and John Hamer dated
            October 4, 1998
  **10.20   Agreement of Sublease, dated September 18, 1998, between the
            Registrant and Integrated Energy Services
  **10.21   Sublease Amendment Agreement and Assignment of Lease between the
            Registrant and Integrated Energy Services
  **10.22   Lease, dated September 7, 1999, as amended between the Registrant and Parker-Raleigh Development XXXII, Limited Partnership
  **10.23   Agreement of Lease between the Registrant and Triangle Service
            Center, Inc.
  **10.24   Amendment of Lease between the Registrant and Triangle Service
            Center, Inc.
  **10.25   Lease Agreement between the Registrant and ARE-104 Alexander Road
            LLC dated July 27, 1999
  **10.25.1 Amended and Restated Lease Agreement, dated April 2000 between the
            Registrant and ARE-104 Alexander Road LLC
  **10.25.2 Lease Agreement between the Registrant and ARE-104 Alexander Road
            LLC dated April 2000
  **10.26   Work Letter Agreement, dated July 27, 1999, between the Registrant and ARE-104 Alexander Road LLC
  **10.27   Cost Sharing Agreement, dated July 27, 1999, between the Registrant and ARE-104 Alexander Road LLC
  **10.28   Memorandum of Lease Agreement, dated July 27, 1999, between the
            Registrant and ARE-104 Alexander Road LLC
  **10.29   Tenant Certificate and Agreement, dated January 11, 2000, between the Registrant and ING Investment Management, LLC
  **10.30   Master Loan and Security Agreement, dated May 13, 1998, between the
            Registrant and Transamerica Business Credit Corporation.
  **10.31   Loan and Security Agreement, dated July 20, 1999, between the
            Registrant and Transamerica Business Credit Corporation
  **10.32   Intellectual Property Security Agreement, dated July 20, 1999, between the Registrant and Transamerica Business Credit Corporation
  **10.33   Promissory Note, dated July 23, 1999, issued by the Registrant to
            Transamerica Business Credit Corporation
  **10.34   Master Loan and Security Agreement, dated June 18, 1998, between the Registrant and Oxford Venture Leasing LLC
  **10.35   Equipment Schedule No. 1 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.36   Equipment Schedule No. 2 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.37   Equipment Schedule No. 3 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC

  Exhibit
   Number                          Description of Exhibit
  -------                          ----------------------
  **10.38   Equipment Schedule No. 4 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.39   Equipment Schedule No. 5 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.40   Equipment Schedule No. 6 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.41   Equipment Schedule No. 7 to Master Loan and Security Agreement
            between the Registrant and Oxford Venture Leasing LLC
  **10.42   Acknowledgment of Assignment of Loan, dated December 7, 1999, by
            Oxford Venture Finance Leasing LLC
  **10.43   Warrant to Purchase Common Stock, dated July 27, 1999, issued by the Registrant to ARE-104 Alexander Road LLC
  **10.43.1 First Amendment to Warrant to ARE-104 Alexander Road LLC
  **10.44   Warrant to Purchase Common Stock, dated July 20, 1999, issued by the Registrant to TBCC Funding Trust II
  **10.45   Warrant to Purchase Common Stock, dated January 19, 2000, issued by the Registrant to ARE-104 Alexander Road LLC, and Escrow Agreement
  **10.45.1 First Amendment to Warrant to ARE-104 Alexander Road LLC
  **10.46   Warrants to Intersouth Partners III, LP and Intersouth Partners IV,
            LP dated February 12, 1998
  **10.46.1 First Amendments to Warrants to Intersouth Partners III, LP and
            Intersouth Partners IV, LP
  **10.47   Warrant to Innotech Investments Limited dated February 12, 1998
  **10.47.1 First Amendment to Warrant to Innotech Investments Limited
  **10.48   2000 Employee, Director and Consultant Stock Option Plan
  **10.49   2000 Employee Stock Purchase Plan
    23.1    Consent of PricewaterhouseCoopers LLP
  **23.2    Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see
            Exhibit 5.1)
  **24.1    Powers of Attorney
  **27      Financial Data Schedule--1997 and 1998
  **27.1    Financial Data Schedule--1999

------------------
** Previously filed with the SEC.
 + Confidential Treatment requested as to certain provisions, which portions have been omitted and filed separately with the SEC.